Exhibit 99.1

DIGITALBRIDGE ANNOUNCES SECOND QUARTER 2022 FINANCIAL RESULTS
•Outlines upgraded strategic roadmap expected to 2x assets under management over next 3 years
•Board of Directors approved and declared a 1-for-4 reverse share split
Boca Raton, August 4, 2022 - DigitalBridge Group, Inc. (NYSE: DBRG) and subsidiaries (collectively, “DigitalBridge,” or the “Company”) today announced financial results for the second quarter ended June 30, 2022 and that its board of directors has approved and declared a reverse share split of the Company’s common shares at a ratio of 1-for-4.
A Second Quarter 2022 Earnings Presentation and a Supplemental Financial Report are available in the Events & Presentations and Financial Information sections, respectively, of the Shareholders tab on the Company’s website at www.digitalbridge.com. This information has also been furnished to the U.S. Securities and Exchange Commission in a Current Report on Form 8-K.
Marc Ganzi, CEO of DigitalBridge, said “We delivered another solid quarter of revenue and earnings growth at DigitalBridge with contributions from our investment management and operating segments. I’m pleased to report initial commitments to our new credit and core strategies, highlighting positive momentum in capital formation as we enter the second half of the year. We are also detailing a new upgraded roadmap built around our highly scalable investment management platform which we believe will drive significant earnings growth and value creation for our shareholders over the coming years."
The Company reported second quarter 2022 total revenues of $289 million, GAAP net loss attributable to common stockholders of $(37) million, or $(0.06) per share, and Distributable Earnings of $7.6 million.
The reverse share split is expected to take effect at about 5:00 p.m. Eastern time on August 22, 2022 (the “Effective Time”). Accordingly, at the Effective Time, every four issued and outstanding common shares will be converted into one common share. In addition, at the market open on August 23, 2022, the common shares will be assigned a new CUSIP number: 25401T 603. As a result of the reverse share split, the number of outstanding Class A common shares of the Company will be reduced from 656 million to approximately 164 million. No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, any fractional shares resulting from the reverse stock split will be aggregated into whole shares, sold in the open market and a pro-rata share of the proceeds from such sales will be distributed to each applicable stockholder in cash. The reverse share split will apply to all of the Company’s outstanding common shares and therefore will not affect any shareholder’s relative ownership percentage. Shareholders will be receiving information from American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, regarding their shareholdings following the reverse share split and cash in lieu payments, if applicable.
Preferred Dividends
On August 3, 2022, the Company’s Board declared cash dividends with respect to each series of the Company’s cumulative redeemable perpetual preferred stock in accordance with the terms of such series, as follows: Series H preferred stock: $0.4453125 per share; Series I preferred stock: $0.446875 per share; and Series J preferred stock: $0.4453125 per share. Such dividends will be paid on October 17, 2022 to the respective stockholders of record on October 12, 2022.
Second Quarter 2022 Conference Call
The Company will conduct its quarterly earnings conference call and presentation to discuss the Second Quarter 2022 financial results on Thursday, August 4, at 10:00 a.m. Eastern Time (ET). The earnings presentation will be broadcast live over the Internet and a webcast link can be accessed on the Shareholders section of the Company’s website at ir.digitalbridge.com/events. To participate in the event by telephone, please dial (877) 407-4018 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8471.
For those unable to participate during the live call, a replay will be available starting August 4, 2022, at 1:00 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use passcode 13731135. International callers should dial (412) 317-6671 and enter the same conference ID number.
About DigitalBridge Group, Inc.
DigitalBridge (NYSE: DBRG) is a leading global digital infrastructure firm. With a heritage of over 25 years investing in and operating businesses across the digital ecosystem including cell towers, data centers, fiber, small cells, and edge infrastructure, the DigitalBridge team manages a $48 billion portfolio of digital infrastructure assets on behalf of its limited partners and shareholders. Headquartered in Boca Raton, DigitalBridge has key offices in New York, Los Angeles, London, and Singapore. For more information, visit: www.digitalbridge.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the duration and severity of the current novel coronavirus (COVID-19) pandemic, driven by, among other factors, the treatment developments and public adoption rates and effectiveness of COVID-19 vaccines against emerging variants of COVID-19; the impact of the COVID-19 pandemic on the global market, economic and environmental conditions generally and in the digital and communications technology and investment management sectors; the effect of COVID-19 on the Company's operating cash flows, debt service obligations and covenants, liquidity position and valuations of its real estate investments, as well as the increased risk of claims, litigation and regulatory proceedings and uncertainty that may adversely affect the Company; our status as an owner, operator and investment manager of digital infrastructure and real estate and our ability to manage any related conflicts of interest; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the impact of initiatives related to our digital transformation, including the strategic investment by Wafra and the formation of certain other investment management platforms, on our growth and earnings profile; whether the transaction with AMP Capital will be completed within the time frame and on the terms anticipated or at all, and whether we will realize any of the anticipated benefits from the transaction; whether we will realize any of the anticipated benefits of our strategic partnership with Wafra, including whether Wafra will make additional investments in our Digital IM and Digital Operating segments; our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital industry effectively; the impact to our business operations and financial condition of realized or anticipated compensation and administrative savings through cost reduction programs; our business and investment strategy, including the ability of the businesses in which we have a significant investment (such as BRSP) to execute their business strategies; BRSP's trading price and its impact on the carrying value of the Company's investment in BRSP, including whether the Company will recognize further other-than-temporary impairment on its investment in BRSP; performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution; our ability to raise new investment funds and vehicles and transfer warehoused investments; our ability to grow our business by raising capital for the companies that we manage; our ability to deploy capital into new investments consistent with our digital business strategies, including the earnings profile of such new investments; the availability of, and competition for, attractive investment opportunities; our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products; our ability to satisfy and manage our capital requirements; our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets; the general volatility of the securities markets in which we participate; changes in interest rates and the market value of our assets; interest rate mismatches between our assets and any borrowings used to fund such assets; effects of hedging instruments on our assets; the impact of economic conditions on third parties on which we rely; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our levels of leverage; adverse domestic or international macroeconomic factors, including those resulting from the COVID-19 pandemic, supply chain difficulties, inflation, a potential economic slowdown or recession; the impact of legislative, regulatory and competitive changes; the impact of our transition from a REIT to a C-corporation for tax purposes, and the related liability for corporate and other taxes; whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; and our understanding of our competition; and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, each under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC.
The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Company is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.
Source: DigitalBridge Group, Inc.
Investor Contacts:
Severin White
Managing Director, Head of Public Investor Relations
severin.white@digitalbridge.com
212-547-2777

(FINANCIAL TABLES FOLLOW)

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Cash and cash equivalents	$337,150	$1,602,102
Restricted cash	108,686	99,121
Real estate, net	6,047,928	4,972,284
Loans receivable	514,163	173,921
Equity and debt investments	1,080,261	935,153
Goodwill	761,368	761,368
Deferred leasing costs and intangible assets, net	1,827,960	1,187,627
Assets held for disposition	156,672	3,676,615
Other assets	991,382	740,395
Due from affiliates	51,718	49,230
Total assets	$11,877,288	$14,197,816
Liabilities
Debt, net	$5,539,732	$4,860,402
Accrued and other liabilities	1,624,708	928,042
Intangible liabilities, net	32,840	33,301
Liabilities related to assets held for disposition	719	3,088,699
Dividends and distributions payable	15,759	15,759
Total liabilities	7,213,758	8,926,203
Commitments and contingencies
Redeemable noncontrolling interests	102,011	359,223
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $883,500 liquidation preference; 250,000 shares authorized; 35,340 shares issued and outstanding	854,232	854,232
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 655,750 and 568,577 shares issued and outstanding	6,557	5,685
Class B, 1,000 shares authorized; 666 shares issued and outstanding	7	7
Additional paid-in capital	7,646,852	7,820,807
Accumulated deficit	(6,875,817)	(6,576,180)
Accumulated other comprehensive income	1,455	42,383
Total stockholders’ equity	1,633,286	2,146,934
Noncontrolling interests in investment entities	2,870,528	2,653,173
Noncontrolling interests in Operating Company	57,705	112,283
Total equity	4,561,519	4,912,390
Total liabilities, redeemable noncontrolling interests and equity	$11,877,288	$14,197,816

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended June 30,
	2022	2021
Revenues
Property operating income	$234,251	$188,985
Interest income	8,499	1,319
Fee income	44,318	45,157
Other income	2,341	1,726
Total revenues	289,409	237,187
Expenses
Property operating expense	97,290	77,140
Interest expense	46,388	37,938
Investment expense	7,187	5,871
Transaction-related costs	2,756	64
Depreciation and amortization	155,352	138,229
Compensation expense
Cash and equity-based compensation	52,792	48,199
Carried interest and incentive fee compensation	49,069	8,266
Administrative expenses	26,353	28,505
Total expenses	437,187	344,212
Other income (loss)
Other gain (loss), net	(46,256)	(27,041)
Equity method earnings (losses)	27,427	51,481
Equity method earnings (losses) - carried interest	110,779	11,169
Income (loss) before income taxes	(55,828)	(71,416)
Income tax benefit (expense)	2,518	75,239
Income (loss) from continuing operations	(53,310)	3,823
Income (loss) from discontinued operations	(14,771)	(98,906)
Net income (loss)	(68,081)	(95,083)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	(14,327)	6,025
Investment entities	(29,102)	36,616
Operating Company	(3,090)	(14,980)
Net income (loss) attributable to DigitalBridge Group, Inc.	(21,562)	(122,744)
Preferred stock dividends	15,759	18,516
Net income (loss) attributable to common stockholders	$(37,321)	$(141,260)
Loss per share—basic
Loss from continuing operations per share—basic	$(0.04)	$(0.02)
Net loss attributable to common stockholders per share—basic	$(0.06)	$(0.29)
Loss per share—diluted
Loss from continuing operations per share—diluted	$(0.04)	$(0.02)
Net loss attributable to common stockholders per share—diluted	$(0.06)	$(0.29)
Weighted average number of shares
Basic	615,932	479,643
Diluted	615,932	479,643

Distributable Earnings (DE)
(In thousands, except per share data, unaudited)

	Three Months Ended
	June 30, 2022	June 30, 2021
Net income (loss) attributable to common stockholders	$(37,321)	$(141,260)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(3,090)	(14,980)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(40,411)	(156,240)
Adjustments for Distributable Earnings (DE):
Transaction-related and restructuring charges(1)	29,300	5,174
Non-real estate (gains) losses, excluding realized gains or losses of digital assets within the Corporate and Other segment	(58,775)	(6,485)
Net unrealized carried interest	13,433	(151,773)
Equity-based compensation expense	9,344	11,642
Depreciation and amortization	155,909	170,454
Straight-line rent revenue and expense	(2,956)	(2,309)
Amortization of acquired above- and below-market lease values, net	(10)	(1,498)
Impairment loss	12,184	242,903
Gain from sales of real estate	—	(2,969)
Non-revenue enhancing capital expenditures	(13,377)	(764)
Debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts	5,238	10,196
Adjustment to reflect BRSP cash dividend declared	(4,660)	(40,165)
Income tax effect on certain of the foregoing adjustments	—	(42,536)
Adjustments attributable to noncontrolling interests in investment entities	(91,676)	(15,334)
DE from discontinued operations	(5,958)	(25,874)
After-tax DE	$7,585	$(5,578)

DE per common share / common OP unit(2)	$0.01	$(0.01)
DE per common share / common OP unit—diluted(2)(3)	$0.01	$(0.01)
Weighted average number of common OP units outstanding used for DE per common share and OP unit(2)	674,573	539,287
Weighted average number of common OP units outstanding used for DE per common share and OP unit—diluted (2)(3)	691,046	539,287

_________
(1) Restructuring charges primarily represent costs and charges incurred as a result of corporate restructuring and reorganization to implement the digital evolution. These costs and charges include severance, retention, relocation, transition, shareholder settlement and other related restructuring costs, which are not reflective of the Company’s core operating performance.
(2) Calculated based on weighted average shares outstanding including participating securities and assuming the exchange of all common OP units outstanding for common shares.
(3) For the three months ended June 30, 2022, included in the calculation of diluted DE per share are Class A common stock or OP units issuable in connection with performance stock units, performance based restricted stock units and Wafra’s warrants, of which the issuance and/or vesting are subject to the performance of the Company's stock price or the achievement of certain Company specific metrics. For the three months ended June 30, 2022, excluded from the calculation of diluted DE per share are the effects of adding back interest expense associated with convertible senior notes and weighted average dilutive common share equivalents for the assumed conversion of the convertible senior notes as the effect of including such interest expense and common share equivalents would be antidilutive. For the three months ended June 30, 2021, excluded from the calculation of diluted DE per share are Class A common stock or OP units issuable in connection with performance stock units, performance based restricted stock units and Wafra’s warrants, of which the issuance and/or vesting are subject to the performance of the Company's stock price or the achievement of certain Company specific metrics, and the effect of adding back interest expense associated with convertible senior notes and weighted average dilutive common share equivalents for the assumed conversion of the convertible senior notes as the effect of including such interest expense and common share equivalents would be antidilutive.

Distributable Earnings (DE)
DE is an after-tax measure that differs from GAAP net income or loss from continuing operations as a result of the following adjustments, including adjustment for our share of similar items recognized by our equity method investments: transaction-related and restructuring charges; realized and unrealized gains and losses, except realized gains and losses from digital assets in Corporate and Other; depreciation, amortization and impairment charges; debt prepayment penalties, and amortization of deferred financing costs, debt premiums and debt discounts; our share of unrealized carried interest, net of associated compensation expense; equity-based compensation expense; equity method earnings from BrightSpire Capital, Inc. (BRSP) which is replaced with dividends declared by BRSP; effect of straight-line lease income and expense; impairment of equity investments directly attributable to decrease in value of depreciable real estate held by the investee; non-revenue enhancing capital expenditures; income tax effect on certain of the foregoing adjustments. Income taxes included in DE reflect the benefit of deductions arising from certain expenses that are excluded from the calculation of DE, such as equity-based compensation, as these deductions do decrease actual income tax paid or payable by the Company in any one period. There are no differences in the Company’s measurement of DE and AFFO. Therefore, previously reported AFFO is the equivalent to DE and prior period information has not been recast. DE is presented on a reportable segment basis and for the Company in total.
We believe that DE is a meaningful supplemental measure as it reflects the ongoing operating performance of our core business by generally excluding items that are non-core in nature and allows for better comparability of operating results period-over-period and to other companies in similar lines of business.